                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Wackenhut Corrections Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       WACKENHUT CORRECTIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON MAY 6, 1999

To the Shareholders:

The Annual Meeting of the Shareholders of Wackenhut Corrections Corporation will be held on Thursday, May 6, 1999, at 9:00 A.M. at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, for the purpose of considering and acting on the matters following:

      (1)   the election of nine directors for the ensuing year;

      (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1999, and to perform such other services as may be requested;

      (3) approval of a New Stock Option Plan and the setting aside of 550,000 shares for future issuance under that plan; and

      (4) the transaction of any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of Common Stock of record at the close of business March 17, 1999, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

If you are a registered shareholder, you can ensure that your shares are represented at the Annual Meeting in one of two ways:

      1) by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope;

      2) by calling the toll-free number indicated on the enclosed proxy card to vote by phone.

If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the owner of record.

By order of the Board of Directors.

                                               James P. Rowan
                                               Vice President, General Counsel
March 31, 1999                                 and Secretary

PROXY STATEMENT

                                                                  March 31, 1999

Wackenhut Corrections Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wackenhut Corrections Corporation (the "Company" or the "Corporation) for the Annual Meeting of Shareholders of the Corporation to be held at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, May 6, 1999, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation and the proposal to approve a New Stock Option Plan and the setting aside of 550,000 shares for issuance under that plan. A Proxy Card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A Proxy voted by telephone and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies which are signed and returned or voted by telephone will be voted as follows:

     FOR   -  The slate of Directors proposed by the Board of Directors;

     FOR   -  The proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation; and,

     FOR   -  Proposal to approve a New Stock Option Plan and the setting aside of 550,000 shares for issuance under that plan.

The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. If any such matter or matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.

Holders of shares of the Common Stock of the Corporation of record as of the close of business on March 17, 1999, will be entitled to one vote for each share of stock standing in their name on the books of Wackenhut Corrections Corporation.

On March 17, 1999, 22,381,722 shares of Common Stock were outstanding. The Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, to approve the setting aside of additional shares for a new Stock Option Plan, and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be by mail and telephone. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 31, 1999.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of nine (9) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. All nine (9) of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR                 PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR            AND OTHER INFORMATION
--------------------------------------------------------------------------------

                        Mr. Calabrese is the President and Chief Operating
  Wayne H. Calabrese    Officer of the Company, and President of the subsidiary
        1998            WCC Development, Inc. He served as Executive Vice
       Age 48           President of the Company from 1994 to 1996 and was named
                        Chief Operating Officer and President in 1997. He joined the Company as Vice President, Business Development in
      [PHOTO]           1989; and from 1992 to 1994 served as Chief Executive
                        Officer of Australasian Correctional Management, Pty
                        Ltd., a subsidiary of the Company based in Sydney, Australia. Prior to joining the Company, Mr. Calabrese was a partner in the Akron (OH) law firm of Calabrese, Dobbins and Kepple. His prior experience includes positions as Assistant City Law Director in Akron and
                        Assistant County Prosecutor and Chief of the County
                        Bureau of Support for Summit County (OH). He is a graduate of the University of Akron and has a Juris
                        Doctor from the University of Akron Law School. (d)

--------------------------------------------------------------------------------

                        Mr. Carlson has served as a Director of the Corporation
 Norman A. Carlson      since April 1994, and had previously served as a
       1994             Director of The Wackenhut Corporation since April 1993.
      Age 65            Mr. Carlson retired from the Department of Justice in
                        1987 after serving for 17 years as Director of the Federal Bureau of Prisons. During his 30-year career,
     [PHOTO]            Mr. Carlson worked at the United States Penitentiary,
                        Leavenworth, Kansas, and the Federal Correctional
                        Institution, Ashland, Kentucky. Mr. Carlson was
                        President of the American Correctional Association from
                        1978 to 1980, and is a fellow in the National Academy of Public Administration. From 1987 until 1998, Mr. Carlson was Adjunct Professor in the Department of Sociology at the University of Minnesota. (c)(e)(f)


--------------------------------------------------------------------------------

NOMINEE AND YEAR                 PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR            AND OTHER INFORMATION
--------------------------------------------------------------------------------

                        Mr. Civiletti has served as a Director of the
Benjamin R. Civiletti   Corporation since April 1994. Mr. Civiletti has been
        1994            Chairman of the law firm Venable, Baetjer and Howard
       Age 63           since 1993 and was Managing Partner of the firm from
                        1987 to 1993. From 1979 to 1980, Mr. Civiletti served as the Attorney General of the United States. Mr. Civiletti
       [PHOTO]          is Chairman of the Board of Greater Baltimore Medical
                        Center and the Founding Chairman of the Maryland Legal
                        Services Corporation; a Director of Bethlehem Steel
                        Corporation, and a Director of MBNA Corporation and MBNA
                        International, and is a Director of The Wackenhut
                        Corporation. Mr. Civiletti is a Fellow of the American
                        Bar Foundation, the American Law Institute, and the
                        American College of Trial Lawyers. Mr. Civiletti was
                        Chairman of the Maryland Governor's Commission on
                        Welfare Policy in 1993, and a member of the Maryland
                        Governor's Task Force on Alternatives to Incarceration in 1991. (b)(c)(e)(f)

--------------------------------------------------------------------------------

                        Mr. Glanton is a partner, Corporate and Finance Group,
 Richard H. Glanton     in the law firm of Reed Smith Shaw & McClay,
        1998            Philadelphia, PA and has been with the firm since 1987.
       Age 52           From 1979 to 1983, he was Deputy Counsel to Richard L.
                        Thornburgh, former Governor of Pennsylvania. Mr. Glanton presently serves on the boards of Commercial General
       [PHOTO]          Union of North America; PECO Energy Company; and
                        Philadelphia Suburban Corporation, a water utility company. He also serves on the boards of The Barnes
                        Foundation, an art education institution located just outside of Philadelphia; the Philadelphia Industrial
                        Development Corporation; the Greater Philadelphia
                        Chamber of Commerce; and the Philadelphia Convention &
                        Visitors Bureau. He is co-chair of the Girard
                        Independent Committee which was established in December, 1997 for the purpose of investigating the management of a large trust fund in Philadelphia, which concluded its mission by about June, 1998. He is a graduate of West
                        Georgia College, and earned a J.D. degree from the University of Virginia School of Law.(b)(f)

--------------------------------------------------------------------------------

                        Dr. Justiz has been a Director of the Corporation since
  Manuel J. Justiz      June 1994. On January 1, 1990, Dr. Justiz was appointed
        1994            Dean of the College of Education at the University of
       Age 50           Texas at Austin, where he holds the A.M. Aikin Regents
                        Chair in educational leadership and the Lee Hage Jamail
                        Regents Chair in Education. From 1985 to 1989, Dr.
       [PHOTO]          Justiz was a chaired professor of educational leadership
                        and public policies at the University of South Carolina, and in the academic year 1988-89 was the Martin Luther
                        King-Rosa Parks Distinguished Scholar-in-Residence at the University of Michigan in Ann Arbor. From 1982 to
                        1985, Dr. Justiz served as the Director of the National
                        Institute of Education after being appointed by President Reagan and confirmed by the U.S. Senate. In this position, Dr. Justiz served as principal spokesperson for educational policy and research to the President, Secretary of Education, Congress and education associations. Dr. Justiz serves as Strategic
                        Advisor to Voyager Expanded Learning. Dr. Justiz earned a PhD in Higher Education Administration from Southern
                        Illinois University in 1976. He received a Bachelor of
                        Arts degree in Political Science in 1970 and a Masters of Science degree in Education in 1972. He also holds three Honorary Doctorate degrees from other colleges and universities. (d)(e)(f)

--------------------------------------------------------------------------------
4

NOMINEE AND YEAR                 PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR            AND OTHER INFORMATION
--------------------------------------------------------------------------------

                        Mr. Ruffle retired in June, 1993 as Vice Chairman and
  John F. Ruffle        Director of J.P. Morgan & Co., Inc., and Morgan Guaranty
       1997             Trust Company of New York. He joined J.P. Morgan in 1970
      Age 61            as Controller and was named CFO in 1980, and elected
                        Vice Chairman in 1985. Earlier, he was Assistant
                        Treasurer and Director of Accounting for International
      [PHOTO]           Paper Company. Mr. Ruffle also serves as a Director of
                        Bethlehem Steel Corporation, American Shared Hospital
                        Services, and Trident Corporation, and is a Director of The Wackenhut Corporation. He is a Trustee of The Johns
                        Hopkins University and of JPM Series Trust II (mutual funds). He is a past President of the Board of Trustees of the Financial Accounting Foundation and a past
                        Chairman of the Financial Executives Institute, and in 1991 received the Financial Executive Institute's
                        National Award for Distinguished Service. Mr. Ruffle is a graduate of The Johns Hopkins University and earned an M.B.A. in Finance from Rutgers University. He is also a CPA. (c)(d)(f)

--------------------------------------------------------------------------------

                        Mr. Wackenhut is Chairman of the Board. He is also the
 George R. Wackenhut    Chief Executive Officer of The Wackenhut Corporation
        1988            (TWC or Parent). He was President of TWC from the time
       Age 79           it was founded until April 26, 1986. He formerly was a
                        Special Agent of the Federal Bureau of Investigation.
                        Mr. Wackenhut is a member of the Board of Trustees of
      [PHOTO]           Correctional Properties Trust, a former member of the
                        Board of Directors of SSJ Medical Development, Inc.,
                        Miami, Florida, and is on the Dean's Advisory Board of the University of Miami School of Business. He is on the National Council of Trustees, Freedoms Foundation at
                        Valley Forge, the President's Advisory Council for the
                        Small Business Administration, Region IV, and a member of the National Board of the National Soccer Hall of Fame. He is a past participant in the Florida Governor's
                        War on Crime and a past member of the Law Enforcement
                        Council, National Council on Crime and Delinquency, and the Board of Visitors of the U.S. Army Military Police
                        School. He is also a member of the American Society for Industrial Security. He was a recipient in 1990 of the Labor Order of Merit, First Class, from the government of Venezuela. Mr. Wackenhut received his B.S. degree from the University of Hawaii and his M.Ed. degree from Johns Hopkins University. Mr. Wackenhut is the father of
                        Richard R. Wackenhut, a Director-Nominee. (a)(b)

--------------------------------------------------------------------------------

NOMINEE AND YEAR                 PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR            AND OTHER INFORMATION
--------------------------------------------------------------------------------


                        Mr. Wackenhut, President and Chief Operating Officer of
Richard R. Wackenhut    The Wackenhut Corporation (TWC or Parent) since April
        1988            26, 1986, was formerly Senior Vice President, Operations
       Age 51           from 1983-1986. He was Manager of Physical Security from
                        1973-74. He also served as Manager, Development at TWC
                        Headquarters from 1974-76; Area Manager, Columbia, SC
      [PHOTO]           from 1976-77; District Manager, Columbia, SC from
                        1977-79; Director, Physical Security Division at TWC
                        Headquarters 1979-80; Vice President, Operations from
                        1981-82; and Senior Vice President, Domestic Operations from 1982-83. Mr. Wackenhut is a member of the Board of Directors of The Wackenhut Corporation, a Director of
                        Wackenhut del Ecuador, S.A.; Wackenhut UK, Limited;
                        Wackenhut Dominicana, S.A.; Chairman of the Board of
                        Directors of Wackenhut Resources, Inc.; the Board of
                        Trustees of Correctional Properties Trust; and a
                        Director of several domestic subsidiaries of the Corporation. He is Vice Chairman of Associated
                        Industries of Florida. He is also a member of the American Society for Industrial Security, a member of the International Security Management Association, and a member of the International Association of Chiefs of Police. Mr. Wackenhut currently volunteers to serve on the Police Advisory Board for the Town of Sewall's
                        Point, FL. He received his B.A. degree from The Citadel in 1969, and completed the Advanced Management Program of the Harvard University School of Business
                        Administration in 1987. Mr. Wackenhut is the son of George R. Wackenhut, a Director-Nominee. (a)

--------------------------------------------------------------------------------

                        Dr. Zoley is Vice Chairman and Chief Executive Officer
  George C. Zoley       of the Company. He has served as President and a
        1988            Director of the Company since it was incorporated in
       Age 49           1988, and Chief Executive Officer since April 1994. Dr.
                        Zoley established the Corporation as a division of The
                        Wackenhut Corporation in 1984, and continues to be a
      [PHOTO]           major factor in the Company's development of its
                        privatized correctional and detention facility business.
                        Dr. Zoley is also a director of each of the entities through which the Corporation conducts its international operations and Trustee of Correctional Properties Trust.
                        From 1981 through 1988, as manager, director, and then
                        Vice President of Government Services of Wackenhut
                        Services, Inc. (WSI), Dr. Zoley was responsible for the development of opportunities in the privatization of government services by WSI. Prior to joining WSI, Dr.
                        Zoley held various administrative and management positions for city and county governments in South
                        Florida. Dr. Zoley has both a Masters and Doctorate
                        Degree in Public Administration. (a)(d)

         (a)      Member of Executive Committee
         (b)      Member of Nominating and Compensation Committee
         (c)      Member of Audit and Finance Committee
         (d)      Member of Corporate Planning Committee
         (e)      Member of Operations and Oversight Committee
         (f)      Member of Independent Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES OF THE BOARD OF DIRECTORS

Wackenhut Corrections Corporation has an Audit and Finance Committee whose members were as follows:

   John F. Ruffle, Chairman     Benjamin R. Civiletti      Norman A. Carlson

The Audit and Finance Committee met four times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are as follows:

      1. Recommend the selection, retention, or termination of the Corporation's independent auditors.

      2.    Review the proposed scope of the audit and fees.

      3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.

      4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.

      5. Review with management and members of the internal audit team the activities of and recommendations made by this group.

      6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.

      7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.

      8.    Make periodic reports to the full Board on its activities.

Wackenhut Corrections Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of five meetings of the Board of Directors was held during the 1998 fiscal year.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Common Stock, each with a par value of $.01 per share, that was beneficially owned as of February 24, 1999, by each director nominee for election as director at the 1999 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Common Stock.

                                                         COMMON STOCK
                                             --------------------------------
                                             AMOUNT & NATURE         PERCENT
                                              OF BENEFICIAL             OF
BENEFICIAL OWNER (1)                         OWNERSHIP (2)(4)         CLASS
--------------------                         ----------------        --------


DIRECTOR NOMINEES
Wayne H. Calabrese                                87,334                 *
Norman A. Carlson                                  3,000                 *
Benjamin R. Civiletti                              6,000                 *
Richard H. Glanton                                 2,000                --
Manuel J. Justiz                                   7,000                 *
John F. Ruffle                                     5,500                 *
George R. Wackenhut (beneficially
  with wife, Ruth J. Wackenhut)               12,107,530(5)            54.10
Richard R. Wackenhut                              74,666                 *
George C. Zoley                                  128,000                 *

EXECUTIVE OFFICERS
Robert W. Mianowski                               27,000                 *
John G. O'Rourke                                  45,000                 *
Carol M. Brown                                    54,774                 *
Patricia McNair Persante                          53,032                 *


ALL NOMINEES AND EXECUTIVE                    12,604,836               56.32
OFFICERS AS A GROUP

OTHER
The Wackenhut Corporation (3)                 12,000,000               53.62




*  Beneficially owns less than 1%

NOTES

(1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410.

(2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

(3) Whose address is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410. These shares are indirectly held through a wholly owned subsidiary of The Wackenhut Corporation, Tuhnekcaw, Inc., a Delaware Corporation.

(4) Total shares include options which are immediately exercisable. All shares shown for Executive Officers are subject to such options.

(5) George R. Wackenhut and Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding voting common stock of The Wackenhut Corporation. The Wackenhut Corporation, through a wholly owned subsidiary, Tuhnekcaw, Inc., controls the Corporation. By virtue of their control of The Wackenhut Corporation, George R. Wackenhut and Ruth J. Wackenhut are deemed beneficial owners of the Corporation stock owned by The Wackenhut Corporation.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended January 3, 1999, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the five most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Corporation, and the capacities in which the services were rendered.

SUMMARY COMPENSATION TABLE


                                    ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                               ----------------------------------     ----------------------------------------------
                                                                                           AWARDS
                                                                          OTHER           SECURITIES     ALL OTHER
                                                                      ------------        ----------    ------------
                                                                          ANNUAL          UNDERLYING
                                                                      COMPENSATION          OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($)   BONUS ($)(1)           ($)             SARS(#)          ($)
---------------------------    ----     ----------   ------------     ------------        ----------     -----------
George C. Zoley                1998       436,000       227,000                             30,000       35,000(2)
Vice Chairman of the Board,    1997       348,000       122,500                             20,000       32,000(2)
Chief Executive Officer        1996       288,000       101,500                             20,000       25,906(2)
and Director

Wayne H. Calabrese             1998       286,000       125,000                             20,000
President and                  1997       223,000        67,500                             10,000           --
Chief Operating Officer        1996       175,000        52,500                             10,000           --

Robert W. Mianowski            1998       166,000        60,000                              5,000
Senior Vice President -        1997       130,000        33,750                              5,000           --
Operations                     1996       110,000        27,500                              5,000           --

John G. O'Rourke               1998       166,000        60,000                              5,000
Senior Vice President -        1997       128,000        32,500                              5,000           --
Finance                        1996       115,000        28,750                              5,000           --
Chief Financial Officer
and Treasurer

Carol M. Brown                 1998       156,000        55,000                              5,000
Senior Vice President -        1997       123,000        31,250                              5,000           --
Health Services                1996       103,000        25,750                              5,000           --

Patricia McNair Persante       1998       135,000        48,000                              5,000
Senior Vice-President          1997       112,000        27,950                              5,000           --
Contracts                      1996       104,000        26,000                              5,000           --




NOTES

(1)   Includes amounts paid pursuant to the Corporation's Senior Incentive Plan.

(2) Commencing on March 31, 1995, Dr. Zoley and the other Named Executive Officers began participating in the Corporation's Senior Officer Retirement Plan (the "Corporation Retirement Plan"). The Corporation contributed $25,906, $32,000 and $35,000 in 1996, 1997 and 1998
      respectively, to the Corporation Retirement Plan on behalf of Dr. Zoley.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                            FOR OPTION TERM (1)
                            ---------------------------------------------------------------  -----------------------
                             NUMBER OF         % OF TOTAL
                             SECURITIES      OPTIONS/SARS
                             UNDERLYING        GRANTED TO     EXERCISE OR
                            OPTIONS/SARS      EMPLOYEES IN     BASE PRICE       EXPIRATION
NAME                          GRANTED         FISCAL YEAR       ($/SHARE)          DATE        5% ($)       10% ($)
----                        ------------     --------------   -----------       ----------     ------       -------
George C. Zoley                  30,000          16%             25.06            1/23/08     $ 472,850   $1,198,295

Wayne H. Calabrese               20,000          10%             25.06            1/23/08     $ 315,233    $ 798,863

Robert W. Mianowski               5,000           3%             25.06            1/23/08     $  78,808    $ 199,716

John G. O'Rourke                  5,000           3%             25.06            1/23/08     $  78,808    $ 199,716

Carol M. Brown                    5,000           3%             25.06            1/23/08     $  78,808    $ 199,716

Patricia McNair Persante          5,000           3%             25.06            1/23/08     $  78,808    $ 199,716


(1) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF
                                                           SECURITIES                        VALUE OF
                                                           UNDERLYING                       UNEXERCISED
                                                           UNEXERCISED                     IN-THE-MONEY
                                                           OPTIONS/SARS                     OPTIONS/SARS
                                                            AT FISCAL                        AT FISCAL
                         SHARES                             YEAR-END (#)                     YEAR-END ($)
                       ACQUIRED         VALUE         -------------------------     ---------------------------
                      ON EXERCISE      REALIZED           EXERCISABLE (E)/               EXERCISABLE (E)/
                          (#)             ($)            UNEXERCISABLE (U)               UNEXERCISABLE (U)
                      -----------      --------       -----------  ------------     -----------    ------------
George C. Zoley         25,000 (2)     509,244 (2)    75,000 E(2)  20,000  U(2)    857,750  E(2)   133,500 U(2)


Wayne H. Calabrese      15,000 (2)     261,219 (2)    42,334 E(2)  20,000  U(2)    662,808  E(2)    95,250 U(2)


John G. O'Rourke                                      21,000 E(2)   9,000  U(2)    408,938  E(2)    47,625 U(2)


Robert W. Mianowski                                    3,000 E(2)   9,000  U(2)     16,688  E(2)    47,625 U(2)


Patricia McNair Persante                               1,232 E(1)      --  U(1)     33,788  E(1)        -- U(1)
                                                      24,800 E(2)  17,000  U(2)    373,650  E(2)   188,000 U(2)

Carol M. Brown                                         6,108 E(1)      --  U       167,512  E(1)        -- U(1)
                                                      24,666 E(2)   9,000  U(2)    500,129  E(2)    47,625 U(2)




(1)   Options under the WCC 1994 Stock Option Plan ("First Plan")

(2)   Options under the WCC Second Stock Option Plan ("Second Plan")

The following table sets forth the estimated annual benefits payable under the Executive Officer Retirement Plan ("Retirement Plan") to an employee upon retirement at age 65 and reflects an offset by social security benefits.

                               PENSION PLAN TABLE


                                                                        YEARS OF SERVICE
       REMUNERATION                   ------------------------------------------------------------------------------
---------------------------                                 (ESTIMATED ANNUAL RETIREMENT BENEFITS
   ASSUMED AVERAGE ANNUAL                                                    FOR
    SALARY FOR FIVE-YEAR                                      YEARS OF CREDIT SERVICE SHOWN BELOW)
      PERIOD PRECEDING                 ------------------------------------------------------------------------------
         RETIREMENT                       10            15            20           25            30            35
======================================================================================================================
          $125,000                     $4,002        $12,306       $20,141      $27,431       $22,841       $17,520
           150,000                      8,502         19,056        29,141       38,681        34,091        28,770
           175,000                     13,002         25,806        38,141       49,931        45,341        40,020
           200,000                     17,502         32,556        47,141       61,181        56,591        51,270
           225,000                     22,002         39,306        56,141       72,431        67,841        62,520
           250,000                     26,502         46,056        65,141       83,681        79,091        73,770
           300,000                     35,502         59,556        83,141      106,181       101,591        96,270
           400,000                     53,502         86,556       119,141      151,181       146,591       141,270
           450,000                     62,502        100,056       137,141      173,681       169,091       163,770
           500,000                     71,502        113,556       155,141      196,181       191,591       186,270



Dr. Zoley has 17 years of credited service. Mr. Calabrese has 9 years of credited service, each of Ms. Brown, Ms. Persante and Mr. Mianowski have 8 years of credited service, and Mr. O'Rourke has 6 years of credited service under the Corporation Retirement Plan.

The Corporation Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee's final average annual salary, not including bonus (earned during the employee's last five years of credited service) times the employee's years of credited service. Benefits under the Corporation Retirement Plan are offset by social security benefits. Generally, a participant will vest in his or her benefits upon the completion of ten years of service. The amount of benefit increases for each full year beyond ten years of service except that there are no further increases after twenty five years of service.

CORPORATION INCENTIVE PLAN

In March 1995, the Corporation adopted the Wackenhut Corrections Corporation Senior Officer Incentive Plan (the "Corporation Incentive Plan") for certain of its senior officers including all of the Named Executive Officers. Participants in the Corporation Incentive Plan are assigned a target incentive award, stated as a percentage of the participant's base salary depending upon the participant's position with the Corporation. The target incentive award for 1998 for the Chief Executive Officer, President and Senior Vice Presidents of the Corporation were 35%, 30%, and 25% respectively, of base salary. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, is based on several factors, including the Corporation's profitability, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1998, Benjamin R. Civiletti (Chairman), George R. Wackenhut and Richard H. Glanton served on the Nominating and Compensation Committee of the Board of Directors. George R. Wackenhut also serves as an officer and director of Parent and certain of its affiliates. Benjamin R. Civiletti also serves as Vice Chairman of the Nominating and Compensation Committee of Parent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met two times during 1998. The Compensation Committee is composed of the Chairman and CEO of TWC and two independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Corporation's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Corporation's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, retirement plans (as noted earlier in this section of the Proxy), and long-term incentive awards in the form of stock options.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Corporation determines a salary for each senior executive position that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information will be used as a market check on the reasonableness of the salaries proposed by management. The comparator companies will include a group of competitor companies whose revenue, performance, and position matches are deemed relevant and appropriate. Management will then recommend executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including the Corporation's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Corporation. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, will be utilized as appropriate.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers. The Compensation Committee formally evaluates the performance of the CEO.

The Corporation has an incentive compensation plan (the "Bonus Plan") for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan will be based on the Corporation's consolidated revenue and income before provision for income taxes. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The weighing for these factors are 65% profit and 35% revenue. The Corporation met revenue and profit targets for 1998. An adjustment to the incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, will be based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan. For fiscal year 1998, the Committee approved an extraordinary bonus over and above the Bonus Plan because the Corporation achieved extraordinary success in Business Development activities with respect to the value of contracts won. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant and have variable vesting periods in order to encourage retention.

The base salary and Bonus Plan and Stock Option Plan components of compensation, will be implemented by the above described policies, and will result in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.

By the Nominating and Compensation Committee
         Benjamin R. Civiletti, Chairman
         Richard H. Glanton
         George R. Wackenhut


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
            WACKENHUT CORRECTIONS CORPORATION, WILSHIRE 5000 EQUITY,
               AND S&P SERVICES (COMMERCIAL AND CONSUMER) INDEXES
                    (Performance through December 31, 1998)



                              [PERFORMANCE GRAPH]


                   Wackenhut                          S&P Service
                   Corrections      Wilshire 5000     (Commercial and
Date               Corporation      Equity            Consumer)
----               -----------      -------------     ---------------

July 1994            $100.00          $100.00            $100.00
December 1994        $185.00          $101.64            $ 97.00
December 1995        $276.30          $138.70            $130.93
December 1996        $438.49          $168.12            $135.24
December 1997        $589.22          $220.73            $185.50
December 1998        $627.59          $272.44            $150.46

*Total return assumes reinvestment of dividends.



The above graph compares the performance of Wackenhut Corrections Corporation with that of the Wilshire 5000 Equity, and the S&P Services Index, which is a published industry index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICES AGREEMENT. The Corporation and Parent entered into a services agreement on December 20, 1995 which became effective January 1, 1996, pursuant to which Parent agreed to continue to provide certain of these services to the Corporation through December 31, 1998.

In accordance with the terms of the Services Agreement, the Corporation paid Parent a fixed annual fee for services (the "Annual Services Fee") equal to $1,100,342 in fiscal 1996, $1,200,342 in fiscal 1997 and $1,718,100 in fiscal
1998. Management of the Corporation believes that the Annual Services Fees under the Services Agreement are on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties. If the Corporation determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreement, the Corporation may obtain such services from another party and terminate the provision of such services by the Parent with a corresponding reduction in the Annual Services Fee.

Under the Services Agreement, the services to be provided by Parent to the Corporation for the Annual Services Fee include the following:

         LEGAL SERVICES. Under the Services Agreement, Parent provides legal advice on all matters affecting the Corporation, including, among other things, assistance in the preparation of the Corporation's Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of the Corporation's business, including employee related matters.

         FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT MANAGEMENT SERVICES. Under the Services Agreement, Parent provides the Corporation with (i) treasury operations, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and
   (iv) purchasing assistance on an as needed basis. Under the Services Agreement, Parent also provided the Corporation with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.

         HUMAN RESOURCES SERVICES. Under the Services Agreement, Parent provides the Corporation assistance in the identification and selection of employees and compliance by the Corporation with various equal employment opportunity and other employment related requirements. Parent also assists the Corporation in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by Parent to the Corporation beyond the services covered by the Annual Services Fees are billed to the Corporation at cost or on a cost plus basis as described in each of the Services Agreement or on such other basis as the Corporation and Parent agree. The Services Agreement provided the Corporation the option to utilize the Parent's Domestic Operations Group Food Services Division (the "Food Services Division") to (i) provide the Corporation with technical assistance in the areas of equipment specifications, kitchen layout and design, menu development, nutritional analysis and field support and training (for services the Corporation has reimbursed Parent for direct and indirect costs associated with providing such services), and (ii) manage and operate the food services at certain of the Corporation's facilities (for which the Corporation agreed to pay Parent a price established on a negotiated basis which is no less favorable than the charges for comparable services from unaffiliated third parties). Since October 1995, the Corporation has provided meals for inmates at the facilities it operates in accordance with regulatory, client and nutritional requirements.

The following table sets forth certain amounts billed to the Corporation during fiscal 1996, fiscal 1997and fiscal 1998 for services not covered by the Annual Services Fee paid under the 1996 Services Agreement.

                                                   FISCAL 1996           FISCAL 1997           FISCAL 1998
                                                   -----------           -----------           -----------
      Food Services                              $   450,000            $  461,000           $   839,000
      Casualty Insurance Premiums (1)              3,306,000             4,957,000             7,423,000
      Interest Charges (Income) (2)                   40,000                10,000              (122,000)
      Office Rental (3)                              269,000               285,000               360,000

         TOTAL                                   $ 4,065,000            $5,713,000           $ 8,500,000



(1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through Parent's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums paid to a captive reinsurance company that is wholly owned by Parent. Under the terms of each of the Services Agreement, the Corporation also has the option to continue to participate in certain other insurance policies maintained by Parent for which the Corporation reimburses Parent for direct and indirect costs associated in providing such services.

(2) The Corporation is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect Parent's average interest costs on long-term debt, exclusive of mortgage financing.

(3) Effective January 3, 1994, the Corporation entered into a two-year lease agreement with Parent providing for the rental of approximately 5,361 square feet of office space at its corporate headquarters in Coral Gables, Florida at an annual rate of $106,400 ($19.84 per square foot) plus certain common area maintenance charges (on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties). In 1995, the Parent sold the office building and relocated its headquarters to Palm Beach Gardens, Florida, in March 1996. The Corporation has relocated its corporate offices to Parent's new headquarters. Effective February 15, 1996, the Corporation entered into a 15-year agreement with Parent providing for the rental of approximately 14,672 square feet of office space at its new corporate headquarters in Palm Beach Gardens, Florida, at an annual rate of $285,519 ($19.50 per square foot) on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties. In 1998, the Corporation increased the space it rents by approximately 1,600 square feet and paid common area maintenance charges related to 1997 and 1998.

Management of the Corporation believes that the services provided for the Annual Services Fees and the other services that will or may be provided under the Services Agreement are, or will be, on terms no less favorable to the Corporation than could have been obtained from unaffiliated third parties.

Under the terms of the Services Agreement, Parent has further agreed that for so long as it provides the Corporation with any services (including those provided under the Services Agreement) and for a period of two years thereafter, Parent and its affiliates will not directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, Parent will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States. Nevertheless, in the United States, Parent's North American Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. The Corporation has also agreed that it will provide Parent with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

From time to time, Parent has guaranteed certain obligations of the Corporation and its affiliates. These guarantees remained in place following the IPO and may be called upon should there be a default with respect to such obligations.

The Corporation anticipates that it may from time to time use the services of the law firm of Venable, Baetjer & Howard, of which Mr. Benjamin R. Civiletti, a Director of the Corporation, is a partner and the firm of Reed, Smith, Shaw & McClay of which Mr. Richard H. Glanton is a partner.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of the Corporation, also serves as Senior Vice President of TWC and a Director of each of Wackenhut Corrections (U.K.) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Premier Prison Services, Ltd., Premier Custodial Development, Ltd., Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Wackenhut Corrections Canada, Inc., WCC RE Holdings, Inc., and Atlantic Shores Healthcare, affiliates of the Company. James
P. Rowan, Vice President, General Counsel and Secretary of the Corporation, also serves as Senior Vice President and General Counsel of the Parent. George R. Wackenhut is Chairman of the Board of the Corporation, is Chairman of the Board and Chief Executive Officer of Parent and, together with his wife Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.05% of the issued and outstanding voting common stock of Parent. Parent owns all of the outstanding shares of Tuhnekcaw, Inc., a Delaware corporation which in turn owns approximately 54.10% of issued and outstanding shares of Common Stock of the Corporation. Richard R. Wackenhut, a member of the Board of Directors of the Corporation, also serves as President and Chief Operating Officer and a Director of Parent. He is the son of George R. and Ruth J. Wackenhut.

DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1998 an annual retainer fee at the rate of $20,000 per year plus $1,500 for each Board Meeting attended, $1,000 for each committee meeting attended as committee members, and $1,500 for each committee meeting attended as committee chairmen. Each Director also receives from the Corporation an option to purchase up to two thousand (2,000) shares of the Common Stock of the Corporation.

No other compensation was paid to Directors or their affiliates by the Corporation during 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for fiscal 1998 have furnished the Corporation with a statement that no filing is due.

PROPOSAL NUMBER 2
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practice, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1999, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

PROPOSAL NUMBER 3
PROPOSAL TO APPROVE A NEW STOCK OPTION PLAN (THE "PLAN") AND THE SETTING ASIDE A TOTAL OF 550,000 SHARES OF COMMON STOCK OF THE CORPORATION TO BE UTILIZED FOR FUTURE ISSUANCE UNDER THE PLAN.

The Plan was previously approved by the Board of Directors of the Corporation subject to approval of the shareholders. The Nominating and Compensation Committee of the Board of Directors of the Corporation (the "Committee") is responsible for the administration and governance of the Plan. Actions requiring Committee approval include final determination of plan eligibility and participation, identification of performance goals, and final award determination. The decisions of the Committee are conclusive and binding on all participants.

The purpose of the Plan is to reward superior performance with a variable component of pay. The Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the annual incentive plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Corporation.

The Committee sets vesting periods, if any, for each grant.

In the event a participant voluntarily terminates employment or is terminated involuntarily before Stock Options have been vested, any such award will be forfeited. If the employment of a participant is terminated for "Cause," all outstanding options shall be immediately forfeited to the Corporation regardless of the vested status. In the event of death, permanent disability, or normal retirement, or upon the occurrence of a defined "change in control" of the Corporation, all Stock Options will vest immediately.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE A NEW STOCK OPTION PLAN (THE "PLAN") AND THE SETTING ASSIDE OF 550,000 SHARES OF COMMON STOCK OF THE CORPORATION FOR FUTURE ISSUANCE UNDER THE PLAN.

SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the year 2000, Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 1999.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors.

                                              James P. Rowan
                                              Vice President, General Counsel
                                              and Secretary

March 31, 1999











================================================================================
A copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended January 3, 1999, including the financial statements and the schedules thereto, but excluding exhibits thereto, required to be filed with the Securities and Exchange Commission, will be made available without charge to interested shareholders upon written request to Patrick F. Cannan, Director, Corporate Relations, The Wackenhut Corporation, 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida, 33410-4243.

-----------------------------------------------------------------------------


                       WACKENHUT CORRECTIONS CORPORATION

                           4200 Wackenhut Drive #100
                       Palm Beach Gardens, Florida 33410

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints George R. Wackenhut and George C. Zoley as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Wackenhut Corrections Corporation held of record by the undersigned on March 17, 1999, at the Annual Meeting of Shareholders to be held at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, at 9:00 A.M., May 6, 1999, or at any adjournment thereof.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.


                 (Continued, and to be signed, on other side.)

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
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     The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.


                                                 Please mark your votes as
                                                 indicated in this example [ X ]

1. ELECTION OF DIRECTORS:

              VOTE FOR all nominees              VOTE WITHHELD
          listed to the right (except as       as to all nominees.
             marked to the contrary).
                      [   ]                           [   ]

          Nominees:
          01 Wayne H. Calabrese               06 John F. Ruffle
          02 Norman A. Carlson                07 George R. Wackenhut
          03 Benjamin R. Civiletti            08 Richard R. Wackenhut
          04 Richard H. Glanton               09 George C. Zoley
          05 Manuel J. Justiz

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2. Proposal to approve for the fiscal year 1999 the Appointment of ARTHUR ANDERSEN LLP as the independent certified public accountants of the Corporation.

                 FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

3. Proposal to approve a New Stock Option Plan and the setting aside of 550,000 shares for issuance under the plan.

                 FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date and sign exactly as name appears below. Joint owners should each sign. Attorneys-in-fact, Executors, Administrators, Trustees, Guardians, or corporate officers should give full title.

Date                                                                      , 1999
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                                   Signature

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                           Signature if held jointly

   Please sign and return this Proxy in the accompanying addressed envelope.
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                            - FOLD AND DETACH HERE -


               (LOGO)          VOTE BY TELEPHONE          (LOGO)
                          QUICK *** EASY *** IMMEDIATE

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:
1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone
                          24 hours a day-7 days a week

    There is NO CHARGE to you for this call. - Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

===============================================================================

                   When asked, please confirm by Pressing 1.

===============================================================================

Proposal 1 - To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 9
 To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

     Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                   When asked, please confirm by Pressing 1.
           The instructions are the same for all remaining proposals.
                                       or

2. VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card
                             THANK YOU FOR VOTING.